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Exhibit 99.2

FORM OF PROXY
SPECIAL MEETING OF SHAREHOLDERS
To Be Held on March 14, 2006
FNB FINANCIAL CORPORATION
101 Lincoln Way West
McConnellsburg, Pennsylvania 17233

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Brenda J. Gordon, Thomas H. DeShong and Connie M. Burgan, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of FNB Financial Corporation's (the "FNB") common stock held of record by the undersigned on January 20, 2006, at the Special Meeting of the Shareholders to be held at the main office of the First National Bank of McConnellsburg, 101 Lincoln Way West, McConnellsburg, Pennsylvania, on Tuesday, March 14, 2006, at 10:00 AM local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

  The Board of Directors recommends a vote "FOR" each of the proposals.

        THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

        This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is properly brought before the meeting, the shares represented by this proxy in absence of instructions to the contrary will be voted in accordance with the recommendations of the management of FNB.

        It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be revoked by sending a later dated proxy card to FNB, by delivering a written notice revoking your prior proxy or withdrawn if you elect to attend the meeting, give written notification to the secretary of the FNB and vote in person.

        PROPOSAL 1:    To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 21, 2005, as amended December 14, 2005, between Tower Bancorp, Inc. ("Tower") and the FNB, and the consummation of the transactions contemplated thereby, which provides, among other things, for the merger of FNB with and into Tower upon the terms and subject to the conditions set forth in the merger agreement.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

        PROPOSAL 2:    To consider and vote upon a proposal to adjourn the special meeting, if more time is needed, to allow FNB time to solicit additional votes in favor of the merger agreement.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

        The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated January 25, 2006, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

Dated:	, 2006	Signature of Shareholder
Signature of Shareholder

Number of shares Held of Record
on January 20, 2006

        This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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FORM OF PROXY SPECIAL MEETING OF SHAREHOLDERS To Be Held on March 14, 2006 FNB FINANCIAL CORPORATION 101 Lincoln Way West McConnellsburg, Pennsylvania 17233
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS